EXHIBIT 32

In connection with the Annual Report of Naprodis, Inc.. (the "Company") on Form 10-K for the period ending August 31, 2012 as filed with the Securities and Exchange Commission (the "Report"), Paul Petit, the Company’s Principal Executive and Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

May 13, 2013	/s/ Paul Petit
Paul Petit, Principal Executive and
Financial Officer